Exhibit 99.1

GREAT PLAINS ENERGY AND WESTAR ENERGY FILE PETITION FOR

RECONSIDERATION WITH

KANSAS CORPORATION COMMISSION

KANSAS CITY, Mo. and TOPEKA, Kan. – May 4, 2017 – Great Plains Energy Incorporated (NYSE: GXP) and Westar Energy, Inc. (NYSE: WR) today announced that they have filed a Petition for Reconsideration with the Kansas Corporation Commission (“Commission” or “KCC”) regarding its April 19, 2017, Order denying approval of Great Plains Energy’s acquisition of Westar. The petition requests additional time until May 31, 2017, to allow further discussions between Great Plains Energy and Westar to determine if a mutually agreeable revised transaction might be negotiated that resolves the concerns identified by the Commission, while preserving meaningful benefits for customers and shareholders. If the companies are able to reach and announce an agreement, they will immediately engage with the other parties to the proceeding in order to address their concerns and set a new procedural schedule that allows all parties and the Commission adequate time to review the matter.

“We continue to firmly believe that combining Great Plains Energy and Westar creates significant value for customers, employees and communities in Kansas and Missouri as well as for our shareholders. Since announcing this transaction, we have completed integration planning, and this work has only reinforced our belief in the value of this combination,” said Terry Bassham, chairman and chief executive officer of Great Plains Energy. “By joining our companies, we together can establish a leading Midwest energy company that creates benefits for all stakeholders that neither company could achieve on its own.”

“A combination of these two companies and the efficiencies it would create helps address the headwinds of rising costs for our customers,” said Mark Ruelle, president and chief executive officer of Westar. “We are hopeful we can reach a revised agreement that paves the way for the completion of our transaction and the realization of its many customer benefits.”

Bassham said, “We have heard the Commission regarding the structure of the transaction, including its concerns related to purchase price, capital structure, quantifiable and demonstrable customer benefits, and staffing levels in Westar’s service territory. Given the unique benefits resulting from our combination, we believe it is appropriate to explore whether there is room to work with Westar and directly address these areas, while maintaining the shareholder value creation opportunity inherent in this merger. In any case, we would only pursue a revised agreement if we determined that it delivered more value than Great Plains was able to achieve on a stand-alone basis.”

About Great Plains Energy

Headquartered in Kansas City, Mo., Great Plains Energy Incorporated (NYSE: GXP) is the holding company of Kansas City Power & Light Company and KCP&L Greater Missouri Operations Company, two of the leading regulated providers of electricity in the Midwest. Kansas City Power & Light Company and KCP&L Greater Missouri Operations Company use KCP&L as a brand name. More information about the companies is available on the Internet at: www.greatplainsenergy.com or www.kcpl.com.

About Westar Energy

Westar Energy, Inc. (NYSE: WR) is Kansas’ largest electric utility. For more than a century, we have provided Kansans the safe, reliable electricity needed to power their businesses and homes. Every day our team of professionals takes on projects to generate and deliver electricity, protect the environment and provide excellent service to our nearly 700,000 customers. Westar has 7,800 MW of electric generation capacity fueled by coal, uranium, natural gas, wind and landfill gas. We are also a leader in electric transmission in Kansas. Our innovative customer service programs include mobile-enabled customer care, smart meter deployment and paving the way for electric vehicle adoption. Our employees live, volunteer and work in the communities we serve.

For more information about Westar Energy, visit us on the Internet at http://www.WestarEnergy.com. Westar Energy is on Facebook: www.Facebook.com/westarenergy and Twitter: www.Twitter.com/WestarEnergy.

Forward-Looking Statements

WESTAR:

Certain matters discussed in this news release regarding Westar are “forward-looking statements.” The Private Securities Litigation Reform Act of 1995 has established that these statements qualify for safe harbors from liability. Forward-looking statements may include words like “believe,” “anticipate,” “target,” “expect,” “pro forma,” “estimate,” “intend,” “guidance” or words of similar meaning. Forward-looking statements describe future plans, objectives, expectations or goals. Although Westar believes that its expectations are based on reasonable assumptions, all forward-looking statements involve risk and uncertainty. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as (1) those discussed in Westar’s Annual Report on Form 10-K for the year ended Dec. 31, 2016 (a) under the heading, “Forward-Looking Statements,” (b) in ITEM 1. Business, (c) in ITEM 1A. Risk Factors, (d) in ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (e) in ITEM 8. Financial Statements and Supplementary Data: Notes 3, 14 and 16 and (2) other factors discussed in Westar’s filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date such statement was made, and Westar does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement was made.

GXP:

Statements made in this report that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made. Forward-looking statements include, but are not limited to, statements relating to Great Plains Energy’s proposed acquisition of Westar Energy, Inc. (Westar), the outcome of regulatory proceedings, cost estimates of capital projects and other matters affecting future operations. In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Great Plains Energy and KCP&L are providing a number of important factors that could cause actual results to differ materially from the provided forward-looking information. These important factors include: future economic conditions in regional, national and international markets and their effects on sales, prices and costs; prices and availability of electricity in regional and national wholesale markets; market perception of the energy industry, Great Plains Energy and KCP&L; changes in business strategy, operations or development plans; the outcome of contract negotiations for goods and services;

effects of current or proposed state and federal legislative and regulatory actions or developments, including, but not limited to, deregulation, re-regulation and restructuring of the electric utility industry; decisions of regulators regarding rates the Companies can charge for electricity; adverse changes in applicable laws, regulations, rules, principles or practices governing tax, accounting and environmental matters including, but not limited to, air and water quality; financial market conditions and performance including, but not limited to, changes in interest rates and credit spreads and in availability and cost of capital and the effects on derivatives and hedges, nuclear decommissioning trust and pension plan assets and costs; impairments of long-lived assets or goodwill; credit ratings; inflation rates; effectiveness of risk management policies and procedures and the ability of counterparties to satisfy their contractual commitments; impact of terrorist acts, including, but not limited to, cyber terrorism; ability to carry out marketing and sales plans; weather conditions including, but not limited to, weather-related damage and their effects on sales, prices and costs; cost, availability, quality and deliverability of fuel; the inherent uncertainties in estimating the effects of weather, economic conditions and other factors on customer consumption and financial results; ability to achieve generation goals and the occurrence and duration of planned and unplanned generation outages; delays in the anticipated in-service dates and cost increases of generation, transmission, distribution or other projects; Great Plains Energy’s ability to successfully manage its transmission joint ventures or to integrate or restructure the transmission joint ventures of Westar; the inherent risks associated with the ownership and operation of a nuclear facility including, but not limited to, environmental, health, safety, regulatory and financial risks; workforce risks, including, but not limited to, increased costs of retirement, health care and other benefits; the ability of Great Plains Energy to obtain the regulatory approvals necessary to complete the anticipated acquisition of Westar and the terms of those approvals; the risk that a condition to the closing of the anticipated acquisition of Westar may not be satisfied or that the anticipated acquisition may fail to close; the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted relating to the anticipated acquisition of Westar; the costs incurred to consummate or terminate the anticipated acquisition of Westar; the possibility that the expected value creation from the anticipated acquisition of Westar will not be realized, or will not be realized within the expected time period; the credit ratings of Great Plains Energy following the anticipated acquisition of Westar; disruption from the anticipated acquisition of Westar making it more difficult to maintain relationships with customers, employees, regulators or suppliers and the diversion of management time and attention on the proposed transactions; and other risks and uncertainties.

Contacts

Great Plains Energy	Westar Energy
Investors:	Investors:
Calvin Girard	Cody VandeVelde
Senior Manager, Investor Relations	Director, Investor Relations
(816) 654-1777	(785) 575-8227
calvin.girard@kcpl.com	Cody.VandeVelde@westarenergy.com

Media:	Media:
Katie McDonald	Jana Dawson
Senior Director, Corporate Communications	Director, Corporate Communications
(816) 556-2365	(785) 575-1975
katie.mcdonald@kcpl.com	Jana.Dawson@westarenergy.com
Media line: 816-392-9455	Media line: 888-613-0003

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